UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2009

PLURIS ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-25579
(Commission File Number)

87-0571853
(IRS Employer Identification No.)

Suite 200 – 1311 Howe Street, Vancouver, British Columbia V6Z 2P3 Canada
(Address of principal executive offices and Zip Code)

604.691.1709
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Definitive Material Agreement

     On August 28, 2009, Pluris Energy Group Inc. (the “Company”) entered into a share exchange agreement (the “Agreement”), with Nationwide Energy Portal Inc., a private Houston, Texas based company (“NEP”), pursuant to which NEP will be acquired by the Company through a reverse acquisition transaction, the outcome of which will result in the current shareholders of NEP controlling approximately 80% of the Company at closing, which was scheduled to close on or before September 30, 2009 (the “Closing Date”).

     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which was attached as Exhibit 2.1 to the Company’s Form 8-K filed on August 31, 2009, and which is incorporated herein by reference.

     On September 29, 2009, the Company and NEP have executed an addendum to the Agreement (the “Addendum”) which postpones the Closing Date to October 15, 2009.

     The foregoing description of the Addendum does not purport to be complete and is qualified in its entirety by reference to the Addendum, which is attached hereto as Exhibit 2.2.

Item 2.01	Completion of Acquisition or Disposition of Assets

Amendment by GT Venture Management AG to Disposition of Assets

On August 30, 2009, the Board of Directors of the Company received and accepted a resolution by shareholders holding a majority of the voting power of the Company ratifying the transfer of assets of the Company, booked as at June 30, 2009 in the amount of $38,899 (the “Assets”) to its previously wholly owned subsidiary, Pluris Energy Group Inc., a British Virgin Islands company (“PBVI”), on the basis of an understanding amongst GT Venture Management AG and the Company that the assets would be used by PBVI as the consideration for PBVI’s issuance of a series of preferred shares with terms similar to those underlying the series B preferred shares of the Company that are to be cancelled pursuant to the Agreement. PBVI will issue the preferred shares to certain of the holders of the cancelled series B preferred shares of the Company, or it shall pay the pro-rated cash portion of the Assets underlying certain of the series B preferred shares of the Company, which shall be at PBVI’s sole and absolute discretion, at or subsequent to the Closing Date.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1(1)	Share Exchange Agreement between Pluris Energy Group Inc. and the Shareholders of Nationwide Energy Portal, Inc.

2.2	Addendum to the Share Exchange Agreement between Pluris Energy Group Inc. and Nationwide Energy Portal, Inc.

10.1(1)	Asset Purchase and Sale Agreement between Pluris Energy Group Inc. and GT Venture Management AG

99.1(1)	Shareholder Resolution of Holders of Series B Preferred Shares of Pluris Energy Group Inc.

Notes:

(1) Previously filed as an exhibit to the Company’s Form 8-K filed on August 31, 2009, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURIS ENERGY GROUP INC.

By:	/s/ Sacha H. Spindler
Sacha H. Spindler
Chief Executive Officer, Chairman and Director

Dated: September 29, 2009